Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS THIRD QUARTER 2013 EPS OF $.45 PER SHARE 1
SEATTLE, WASHINGTON - November 5, 2013, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $92,400,000 for the third quarter of 2013, as compared with $88,490,000 for the same quarter of 2012, an increase of 4%. Net revenues2 for the third quarter of 2013 increased 4% to $482,025,000 as compared with $465,138,000 for the same quarter in 2012. Total revenues and operating income were $1,535,089,000 and $146,313,000 in the third quarter of 2013, as compared with $1,531,664,000 and $145,099,000 for the same quarter of 2012, a slight increase and an increase of 1%, respectively. Diluted net earnings attributable to shareholders per share for the third quarter were $.45, as compared with $.42 for the same quarter in 2012, an increase of 7%.
For the nine months ended September 30, 2013, net earnings attributable to shareholders was $265,030,000, as compared with $249,152,000 in 2012, an increase of 6%. Net revenues for the nine months increased to $1,396,410,000 from $1,365,360,000 for 2012, up 2%. Total revenues and operating income for the nine months were $4,446,027,000 and $418,410,000 in 2013, as compared with $4,447,986,000 and $402,773,000 for the same period in 2012, a marginal decrease and an increase of 4%, respectively. Diluted net earnings attributable to shareholders per share for the first three quarters of 2013 were $1.28, as compared with $1.17 for the same period of 2012, an increase of 9%.
“Despite ongoing pricing volatility in the ocean markets and an air peak season that didn’t commence in September, as anticipated, we executed well in our 2013 third quarter. Our operating margin3 remained above our efficiency target point of 30% and our year-over-year growth in ocean and air volumes, 9% in ocean container volumes and 3% in air tonnage, is similar to the trends we’ve experienced over the past several quarters. We definitely view the growth as a continuing positive development,” said Peter J. Rose, Chairman and Chief Executive Officer.
“The ocean market remains very volatile and yet again, we’ve seen increases in ocean volumes be outpaced by the proliferation of excess carrier capacity. The carriers attempted to impose general rate increases and despite some temporary success early in the quarter, were generally unsuccessful and market ocean rates continued their downward slide. In an attempt to provide stability to the pricing discussions with our customers we chose to maintain market share, and actually grow share on some lanes, by absorbing those carrier costs increases we judged to be temporary and unsustainable. We also adjusted rates, as required to keep our pricing fresh amid a very dynamic pricing environment. In these situations, unlike the government, for us, shutting down isn’t an option. We have to keep working to find better ways to service our customers and address short term challenges without eroding long term strategic focus. We think the 30% operating margin figure re-affirms that overall we did a good job of both,” Rose continued.
“This being my 100th earnings release as Expeditors’ CEO, I can definitely look back on previous announcements with a unique sense of optimism and say while we’ve had better, we’ve also definitely had worse. Given what we see firming up in the fourth quarter airfreight markets, we feel pretty good about what lies ahead in 2013 despite some of the aforementioned challenges. While the much awaited airfreight peak season, as we’ve noted, did not materialize in September, some of that anticipated volume, evidenced by backlogs in key export markets, particularly in Asia, seems to have manifested itself in October. This is in part due to planned new product launches and a gearing up for the November and December holiday season,” Rose said. “As always, we are most pleased with the efforts of our people...it is their dedication and their professionalism that not only reinforces our culture, but actually defines and distinguishes us as a company and ultimately provides the returns to our shareholders. Thanks again to one and all,” Rose concluded.
Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 188 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, domestic time definite transportation services, purchase order management, distribution and warehousing, and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
3Operating margin is calculated as operating income divided by net revenues.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
Third Quarter 2013 Earnings Release, November 5, 2013

Financial Highlights for the Three and Nine months ended September 30, 2013 and 2012 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Revenues	$1,535,089	$1,531,664	—%	$4,446,027	$4,447,986	—%
Net revenues[1]	$482,025	$465,138	4%	$1,396,410	$1,365,360	2%
Operating income	$146,313	$145,099	1%	$418,410	$402,773	4%
Net earnings attributable to shareholders	$92,400	$88,490	4%	$265,030	$249,152	6%
Diluted earnings attributable to shareholders	$.45	$.42	7%	$1.28	$1.17	9%
Basic earnings attributable to shareholders	$.45	$.42	7%	$1.28	$1.18	8%
Diluted weighted average shares outstanding	207,368,792	211,397,602		207,351,569	212,916,309
Basic weighted average shares outstanding	206,516,194	210,135,763		206,478,746	211,314,850
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.

	Employee headcount as of September 30,
	2013	2012
North America	4,820	4,786
Asia Pacific	3,931	3,936
Europe and Africa	2,288	2,336
Middle East and India	1,206	1,249
Latin America	675	683
Information Systems	635	603
Corporate	293	241
Total	13,848	13,834

	Year-over-year percentage increase in:
	Airfreight kilos	Ocean freight FEU
2013
July	10%	10%
August	1%	12%
September	(2)%	6%
Quarter	3%	9%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 8, 2013 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about December 6, 2013.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on ongoing price volatility and volumes in the ocean markets, excess carrier capacity, positive trends in air tonnage and ocean volumes, timing or extent of air peak season in the fourth quarter, ability to maintain or grow market share and ability to provide returns to our shareholders. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$1,310,330	$1,260,842
Short-term investments	99,828	139
Accounts receivable, net	1,027,572	1,031,376
Deferred Federal and state income taxes	12,670	12,102
Other current assets	47,811	53,140
Total current assets	2,498,211	2,357,599
Property and equipment, net	562,125	556,204
Goodwill	7,927	7,927
Other assets, net	30,300	32,395
	$3,098,563	$2,954,125
Liabilities and Equity
Current Liabilities:
Accounts payable	656,674	641,593
Accrued expenses, primarily salaries and related costs	183,130	178,995
Federal, state and foreign income taxes	24,175	21,970
Total current liabilities	863,979	842,558
Deferred Federal and state income taxes	53,854	78,997

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 205,455,991 shares at September 30, 2013 and 206,392,013 shares at December 31, 2012	2,055	2,064
Additional paid-in capital	2,443	1,283
Retained earnings	2,181,317	2,018,618
Accumulated other comprehensive (loss) income	(6,236)	5,734
Total shareholders’ equity	2,179,579	2,027,699
Noncontrolling interest	1,151	4,871
Total equity	2,180,730	2,032,570
	$3,098,563	$2,954,125

05-Nov-2013	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Airfreight services	$628,116	$622,678	$1,891,459	$1,900,131
Ocean freight and ocean services	525,193	549,250	1,462,679	1,502,584
Customs brokerage and other services	381,780	359,736	1,091,889	1,045,271
Total revenues	1,535,089	1,531,664	4,446,027	4,447,986
Operating Expenses:
Airfreight services	466,699	471,947	1,414,634	1,437,301
Ocean freight and ocean services	409,649	432,518	1,135,299	1,177,919
Customs brokerage and other services	176,716	162,061	499,684	467,406
Salaries and related costs	261,613	252,899	765,599	748,956
Rent and occupancy costs	21,851	21,304	65,640	63,333
Depreciation and amortization	12,629	10,030	35,581	29,245
Selling and promotion	8,306	7,847	23,891	25,370
Other	31,313	27,959	87,289	95,683
Total operating expenses	1,388,776	1,386,565	4,027,617	4,045,213
Operating income	146,313	145,099	418,410	402,773

Interest income	2,967	2,831	9,280	9,241
Other, net	1,212	1,050	7,068	4,987
Other income, net	4,179	3,881	16,348	14,228
Earnings before income taxes	150,492	148,980	434,758	417,001
Income tax expense	57,763	60,253	168,756	167,531
Net earnings	92,729	88,727	266,002	249,470
Less net earnings attributable to the noncontrolling interest	329	237	972	318
Net earnings attributable to shareholders	$92,400	$88,490	$265,030	$249,152
Diluted earnings attributable to shareholders per share	$.45	$.42	$1.28	$1.17
Basic earnings attributable to shareholders per share	$.45	$.42	$1.28	$1.18
Dividends declared and paid per common share	$—	$—	$.30	$.28
Weighted average diluted shares outstanding	207,368,792	211,397,602	207,351,569	212,916,309
Weighted average basic shares outstanding	206,516,194	210,135,763	206,478,746	211,314,850

05-Nov-2013	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating Activities:
Net earnings	$92,729	$88,727	$266,002	$249,470
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses (recoveries) on accounts receivable	1,496	463	2,537	(392)
Deferred income tax (benefit) expense	(33,185)	4,588	(20,245)	4,330
Excess tax benefits from stock plans	—	(59)	(1,683)	(4,291)
Stock compensation expense	11,015	11,320	33,060	32,846
Depreciation and amortization	12,629	10,030	35,581	29,245
Other	187	1,260	636	1,683
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,115)	(23,520)	(14,482)	(73,812)
Increase in other current assets	(4,702)	(7,195)	(5,278)	(3,629)
(Decrease) increase in accounts payable and accrued expenses	(8,875)	(23,267)	34,815	60,966
Increase in income taxes payable, net	30,114	6,819	14,640	12,961
Net cash from operating activities	96,293	69,166	345,583	309,377
Investing Activities:
(Increase) decrease in short-term investments, net	(9,925)	113	(99,690)	211
Purchase of property and equipment	(15,482)	(10,170)	(42,691)	(37,072)
Other, net	306	(104)	1,126	275
Net cash from investing activities	(25,101)	(10,161)	(141,255)	(36,586)
Financing Activities:
Proceeds from issuance of common stock	33,615	24,599	52,092	45,001
Repurchases of common stock	(85,925)	(87,227)	(125,206)	(193,493)
Excess tax benefits from stock plans	—	59	1,683	4,291
Dividends paid	—	—	(61,899)	(59,358)
Purchase of noncontrolling interest	—	—	(7,730)	—
Distribution to noncontrolling interest	(1,161)	(1,177)	(1,161)	(1,177)
Net cash from financing activities	(53,471)	(63,746)	(142,221)	(204,736)
Effect of exchange rate changes on cash and cash equivalents	6,500	8,136	(12,619)	5,231
Increase in cash and cash equivalents	24,221	3,395	49,488	73,286
Cash and cash equivalents at beginning of period	1,286,109	1,364,247	1,260,842	1,294,356
Cash and cash equivalents at end of period	$1,310,330	$1,367,642	$1,310,330	$1,367,642
Taxes paid:
Income taxes	$147,248	$50,911	$174,199	$155,006

05-Nov-2013	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands) (Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended September 30, 2013:
Revenues from unaffiliated customers	$394,046	52,962	22,136	777,711	212,482	75,752	—	1,535,089
Transfers between geographic areas	22,065	2,911	5,643	12,081	9,358	4,473	(56,531)	—
Total revenues	$416,111	55,873	27,779	789,792	221,840	80,225	(56,531)	1,535,089
Net revenues	$196,389	26,255	15,627	147,343	70,924	25,487	—	482,025
Operating income	$55,627	8,524	5,317	57,975	11,894	6,976	—	146,313
Identifiable assets	$1,694,366	102,713	52,785	663,584	438,711	142,843	3,561	3,098,563
Capital expenditures	$12,463	639	147	1,250	703	280	—	15,482
Depreciation and amortization	$7,608	211	210	2,343	1,534	723	—	12,629
Equity	$1,423,598	63,351	30,637	439,719	181,134	75,444	(33,153)	2,180,730
Three months ended September 30, 2012:
Revenues from unaffiliated customers	$383,830	50,208	20,815	804,855	198,124	73,832	—	1,531,664
Transfers between geographic areas	24,423	2,677	4,140	10,676	9,624	4,507	(56,047)	—
Total revenues	$408,253	52,885	24,955	815,531	207,748	78,339	(56,047)	1,531,664
Net revenues	$187,737	23,412	13,978	146,992	69,841	23,178	—	465,138
Operating income	$56,096	6,886	4,239	59,620	13,312	4,946	—	145,099
Identifiable assets	$1,570,615	102,020	58,687	714,982	423,488	162,225	170	3,032,187
Capital expenditures	$5,681	222	405	1,934	1,476	452	—	10,170
Depreciation and amortization	$5,942	188	220	1,691	1,555	434	—	10,030
Equity	$1,281,250	58,471	33,444	499,590	158,939	96,621	(32,616)	2,095,699

Nine months ended September 30, 2013:
Revenues from unaffiliated customers	$1,158,569	161,317	63,421	2,221,033	620,964	220,723	—	4,446,027
Transfers between geographic areas	65,308	7,971	16,133	34,316	27,427	13,359	(164,514)	—
Total revenues	$1,223,877	169,288	79,554	2,255,349	648,391	234,082	(164,514)	4,446,027
Net revenues	$564,895	75,476	45,560	424,235	212,555	73,689	—	1,396,410
Operating income	$161,290	23,023	14,007	165,640	35,433	19,017	—	418,410
Identifiable assets	$1,694,366	102,713	52,785	663,584	438,711	142,843	3,561	3,098,563
Capital expenditures	$22,196	1,534	551	14,858	2,464	1,088	—	42,691
Depreciation and amortization	$21,641	615	680	6,314	4,713	1,618	—	35,581
Equity	$1,423,598	63,351	30,637	439,719	181,134	75,444	(33,153)	2,180,730
Nine months ended September 30, 2012:
Revenues from unaffiliated customers	$1,140,258	149,964	61,450	2,273,783	606,696	215,835	—	4,447,986
Transfers between geographic areas	69,135	7,608	14,010	32,686	28,694	13,828	(165,961)	—
Total revenues	$1,209,393	157,572	75,460	2,306,469	635,390	229,663	(165,961)	4,447,986
Net revenues	$551,503	70,769	43,537	414,714	212,871	71,966	—	1,365,360
Operating income	$150,814	21,340	13,119	158,626	40,510	18,364	—	402,773
Identifiable assets	$1,570,615	102,020	58,687	714,982	423,488	162,225	170	3,032,187
Capital expenditures	$20,676	551	1,060	9,823	3,529	1,433	—	37,072
Depreciation and amortization	$17,320	556	644	4,960	4,389	1,376	—	29,245
Equity	$1,281,250	58,471	33,444	499,590	158,939	96,621	(32,616)	2,095,699

05-Nov-2013	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2013	2012	2013	2012
Total revenues	$1,535,089	$1,531,664	$4,446,027	$4,447,986
Expenses:
Airfreight services	466,699	471,947	1,414,634	1,437,301
Ocean freight and ocean services	409,649	432,518	1,135,299	1,177,919
Customs brokerage and other services	176,716	162,061	499,684	467,406
Net revenues	$482,025	$465,138	$1,396,410	$1,365,360

05-Nov-2013	Expeditors International of Washington, Inc.	Page 7 of 7